Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER 2021
OF $205 MILLION AND DILUTED EARNINGS PER SHARE OF $1.44

Pasadena, California – April 22, 2021 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, today reported its financial results for the first quarter of 2021. Net income for the first quarter of 2021 was $205.0 million, or $1.44 per diluted share. First quarter 2021 return on average assets was 1.50% and return on average equity was 15.6%.

“East West had a strong start to 2021. In the first quarter, our loans and deposits grew at a robust pace, our revenue and profitability expanded, and credit quality was stable, resulting in net income growth of 25% from the fourth quarter of 2020,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “As of March 31, 2021, our total loans reached a record $39.6 billion, growing by 13% annualized from December 31, 2020, and our total deposits reached a record $49.5 billion, growing by 42% annualized during the same period.”

“Quarter-over-quarter, our revenue grew 10% annualized and our expenses were well-managed, resulting in an adjusted pre-tax, pre-provision income growth of 17% annualized,” continued Ng. “Due to an improved macroeconomic outlook and stable asset quality, we did not record a provision for credit losses in the first quarter of 2021. Our solid financial performance for the first quarter resulted in a return on average tangible equity of 17.2%.”

“Based on the loan production and deposit growth year-to-date, we are optimistic about our growth trajectory for the full year. We are sanguine about our asset quality outlook, supported by the strength and resilience of our customers and the continued economic recovery,” concluded Ng. “With our strong balance sheet, we are very well positioned to support our customers in their growth and expansion plans as the economy reopens and rebounds.”

BALANCE SHEET

•Record Assets – Total assets reached $56.9 billion as of March 31, 2021, up by $4.7 billion, or 37% annualized, from $52.2 billion as of December 31, 2020.

First quarter 2021 average interest-earning assets of $52.9 billion grew by $3.1 billion, or 26% linked quarter annualized. The growth in average interest-earning assets largely consisted of a $1.4 billion increase in average available-for-sale (“AFS”) debt securities, a $1.0 billion increase in average loans, a $507.8 million increase in interest-bearing cash and deposits with banks, and a $204.1 million increase in average assets purchased under resale agreements (“resale agreements”). On an end-of-period basis, AFS debt securities increased by $2.2 billion and resale agreements increased by $700.0 million between March 31, 2021, and December 31, 2020.

•Record Loans – Total loans reached $39.6 billion as of March 31, 2021, up by $1.2 billion, or 13% annualized, from $38.4 billion as of December 31, 2020. Excluding Paycheck Protection Program (“PPP”) loans of $2.1 billion as of March 31, 2021, total loans grew by $691.3 million, or 8% linked quarter annualized. During the first quarter of 2021, the Company funded 5,075 new PPP loans totaling $828.2 million.

First quarter 2021 average loans of $38.7 billion grew by $1.0 billion, or 11% linked quarter annualized. The strong loan growth during the quarter was broad-based, with the strongest growth from residential mortgage, which increased by $432.5 million, or 18% linked quarter annualized. Excluding PPP loans, average loans grew by 9% annualized from the fourth quarter of 2020.

•Record Deposits – Total deposits reached $49.5 billion as of March 31, 2021, up by $4.7 billion, or 42% annualized, from $44.9 billion as of December 31, 2020. Noninterest-bearing demand deposits reached a record $18.9 billion as of March 31, 2021, up by $2.6 billion, or 65% annualized, from $16.3 billion as of December 31, 2020. Noninterest-bearing demand deposits made up 38% of total deposits as of March 31, 2021, up from 36% as of December 31, 2020.

First quarter 2021 average deposits of $47.8 billion grew by $3.4 billion, or 31% linked quarter annualized. Growth in the first quarter was across all deposit categories, led by noninterest-bearing demand deposits, which increased by $1.8 billion, or 44% linked quarter annualized.

•Capital Levels – Capital levels for East West are strong. As of March 31, 2021, stockholders’ equity was $5.3 billion, or $37.26 per common share, and tangible equity1 per common share was $33.90. As of March 31, 2021, the tangible equity to tangible assets ratio1 was 8.53%, the common equity tier 1 (“CET1”) capital ratio was 12.7%, and the total risk-based capital ratio was 14.3%.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

OPERATING RESULTS

•First Quarter Earnings – First quarter 2021 net income was $205.0 million, or $1.44 per diluted share, an increase of 25% from $164.1 million, or $1.15 per diluted share, for the fourth quarter of 2020.

Fourth quarter 2020 earnings included items related to DC Solar tax credit investments, which added $2.6 million, or two cents per diluted share to earnings. Excluding these items, first quarter 2021 net income increased 27% from fourth quarter adjusted net income2 of $161.5 million, or $1.13 per diluted share2.

First Quarter 2021 Compared to Fourth Quarter 2020

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $353.7 million, an increase of 2% (or 8% annualized) from $346.6 million. Net interest margin (“NIM”) of 2.71% decreased by six basis points from 2.77%.
•Excluding the impact of PPP loans, adjusted NII3 totaled $338.7 million, an increase of 2% (or 7% annualized) from $332.7 million. Adjusted NIM3 of 2.70% compressed by six basis points from 2.76%. NII earned on PPP loans contributed $15.0 million to NII in the first quarter, compared with $13.9 million in the fourth quarter.
•NII growth reflected decreased interest expense, due to a lower average cost of deposits, and higher interest income from AFS debt securities, due to volume, partially offset by lower interest income from loans, due to a decrease in the average loan yield.
•Average loan yield of 3.58% contracted by 10 basis points from 3.68%, reflecting the impact of lower interest rates on loans, and origination activity in a low interest rate environment.
•The average cost of deposits of 0.18% decreased by seven basis points from 0.25%. The average cost of interest-bearing deposits of 0.30% decreased by 10 basis points from 0.40%. The decrease in the cost of deposits primarily reflects continued downward repricing of time deposits to market rates.

Noninterest Income
Noninterest income totaled $72.9 million, an increase of 4% (or 18% annualized) from $69.8 million. The quarter-over-quarter change reflects growth in foreign exchange income, wealth management and deposit account fees, and a favorable change in the credit valuation adjustment of interest rate contracts. This was partially offset by a decline in interest rate contract revenue, lower gains on sales of loans, lower other investment income and a decrease in other income. Fourth quarter 2020 noninterest income included $3.4 million in gains on sales of bank premises and other assets, included in other income.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 10.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

Noninterest Expense
Noninterest expense totaled $191.1 million. First quarter noninterest expense consisted of $165.0 million of adjusted noninterest expense4, $25.4 million in amortization of tax credit and other investments, and $0.7 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $165.0 million decreased by $0.6 million from $165.6 million in the fourth quarter. Reductions in overall operating expenses more than offset increased compensation and employee benefits expense, which is typically higher in the first quarter due to payroll taxes and related expenses.
•Amortization of tax credit and other investments totaled $25.4 million, an increase from $12.3 million in the fourth quarter. Fourth quarter amortization of tax credit and other investments was lower because it included $10.7 million of recoveries related to DC Solar tax credit investments.
•The adjusted efficiency ratio4 was 38.7% in the first quarter, an improvement from 39.8% in the fourth quarter.

TAX RELATED ITEMS

First quarter 2021 income tax expense was $30.5 million and the effective tax rate was 13%, compared with income tax expense of $49.3 million and an effective tax rate of 23% for the fourth quarter of 2020.
•First quarter 2021 income tax expense and effective tax rate reflect the benefit of a higher amount of tax credit investments, compared with the fourth quarter of 2020.
•Fourth quarter 2020 income tax expense and effective tax rate were elevated by $8.1 million related to DC Solar tax credit investments.

ASSET QUALITY

The allowance for loan losses (“ALLL”) totaled $607.5 million, or 1.53% of loans held-for-investment (“HFI”), as of March 31, 2021, compared with $620.0 million, or 1.61% of loans HFI, as of December 31, 2020.
1
•During the first quarter of 2021, we recorded no provision for credit losses, compared with a provision of $24.3 million for the fourth quarter of 2020.
•Quarter-over-quarter, the ALLL decreased by $12.5 million, and the ALLL coverage ratio of loans HFI decreased by 8 basis points. The change in the ALLL largely reflects an improved macroeconomic forecast.
•First quarter 2021 net charge-offs were $13.4 million, or annualized 0.14% of average loans HFI, a decrease from $18.8 million, or annualized 0.20% of average loans HFI for the fourth quarter of 2020. The quarter-over-quarter improvement primarily reflects a decrease in commercial real estate charge-offs.
•As of March 31, 2021, criticized loans totaled $1,216.9 million, or 3.07% of loans HFI, compared with $1,217.4 million, or 3.17% of loans HFI, as of December 31, 2020. Quarter-over-quarter, special mention loans decreased to $504.2 million as of March 31, 2021, from $564.6 million as of December 31, 2020. Classified loans increased to $712.7 million as of March 31, 2021, from $652.9 million as of December 31, 2020.
•Nonperforming assets were $258.1 million, or 0.45% of total assets, as of March 31, 2021, compared with $234.9 million, or 0.45% of total assets, as of December 31, 2020.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 11.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of March 31, 2021, December 31, 2020, and March 31, 2020.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	March 31, 2021 (a)	December 31, 2020 (a)	March 31, 2020 (a)	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)
Risk-Based Capital Ratios:
CET1 capital ratio	12.7%	12.7%	12.4%	4.5%	6.5%	7.0%
Tier 1 capital ratio	12.7%	12.7%	12.4%	6.0%	8.0%	8.5%
Total capital ratio	14.3%	14.3%	13.9%	8.0%	10.0%	10.5%
Leverage ratio	9.1%	9.4%	10.2%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$39,572	$38,406	$36,548	N/A	N/A	N/A

N/A Not applicable.
(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its March 31, 2021, December 31, 2020 and March 31, 2020 regulatory capital ratios. The Company’s March 31, 2021 regulatory capital ratios and RWA are preliminary.
(b)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2021 dividends for the Company’s common stock. The common stock cash dividend of $0.33 per share is payable on May 17, 2021, to shareholders of record on May 3, 2021.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. In 2020, the Company repurchased $145.9 million, or 4.5 million shares, of common stock under this authorization during the first quarter. East West did not repurchase any shares during the first quarter of 2021 under this authorization.

Conference Call

East West will host a conference call to discuss first quarter 2021 earnings with the public on Thursday, April 22, 2021 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses first quarter 2021 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on April 22, 2021 at 11:30 a.m. Pacific Time through May 22, 2021. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 10153738.

About East West

East West Bancorp, Inc. is a public company with total assets of $56.9 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California, operating over 120 locations in the United States and in China. The Company’s markets in the United States include California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the SEC and management may make forward-looking statements to analysts, investors, representatives of media and others. Forward-looking statements are statements that are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control, particularly with regard to developments related to the COVID-19 pandemic. These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business. They usually can be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such differences, some of which are beyond the Company’s control, include, but are not limited to: the impact of disease pandemics, such as the resurgences and subsequent waves of the COVID-19 pandemic, on the Company, its operations, customers, and employees and the markets in which the Company operates and in which its loans are concentrated; and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address such a pandemic, which may precipitate or exacerbate one or more of the below-mentioned or other risks, and significantly disrupt or prevent the Company from operating its business in the ordinary course for an extended period; changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the Small Business Administration’s (“SBA”) Paycheck Protection Program, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and any similar or related rules and regulations, efforts of the Federal Reserve to provide liquidity to the United States (“U.S.”) financial system, including changes in government interest rate policies, and to provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic, as well as the resulting effect of all such items on the Company’s operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; changes in the U.S. economy, including an economic slowdown or recession, inflation, deflation, housing prices, employment levels, rate of growth and general business conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission (“SEC”), the Consumer Financial Protection Bureau (“CFPB”) and the California Department of Financial Protection and Innovation (“DFPI”) - Division of Financial Institutions, and SBA; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; fluctuations in the Company’s stock price; changes in income tax laws and regulations; the Company’s ability to compete effectively against other financial institutions in its banking markets; the soundness of other financial institutions; success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate (“SOFR”) being selected as the preferred alternative reference rate to the London Interbank Offered Rate (“LIBOR”); impact of a communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; impact on the Company’s international operations due to political developments, disease pandemics, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to pay dividends and repurchase common stock and to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; impact of climate change, social and sustainability concerns; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s AFS debt securities portfolio; and impact of natural or man-made disasters or calamities, such as wildfires and earthquakes, which are particular to California, or conflicts, terrorism or other events that may directly or indirectly result in a negative impact on the Company’s financial performance. Given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict the full impact of the COVID-19 pandemic on the Company’s business. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments that are uncertain and unpredictable, including the scope, severity and duration of the pandemic and its impact on the Company’s customers, the actions taken by governmental authorities in response to the pandemic as well as its impact on global and regional economies, and the pace of recovery when the COVID-19 pandemic subsides, among others.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s 2020 Form 10-K under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2021 % or Basis Point Change
	March 31, 2021	December 31, 2020	March 31, 2020	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$582,270	$592,117	$427,415	(1.7)%		36.2%
Interest-bearing cash with banks	4,036,863	3,425,854	2,652,627	17.8		52.2
Cash and cash equivalents	4,619,133	4,017,971	3,080,042	15.0		50.0
Interest-bearing deposits with banks	741,923	809,728	293,509	(8.4)		152.8
Assets purchased under resale agreements (“resale agreements”)	2,160,038	1,460,000	860,000	47.9		151.2
Available-for-sale (“AFS”) debt securities (amortized cost of $7,904,546, $5,470,523 and $3,660,413)	7,789,213	5,544,658	3,695,943	40.5		110.8
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	83,250	83,046	78,745	0.2		5.7
Loans held-for-sale (“HFS”)	—	1,788	1,594	(100.0)		(100.0)
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $607,506, $619,983 and $557,003)	38,981,242	37,770,972	35,336,390	3.2		10.3
Investments in qualified affordable housing partnerships, net	284,862	213,555	198,653	33.4		43.4
Investments in tax credit and other investments, net	361,438	266,525	268,330	35.6		34.7
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	94,483	95,460	101,381	(1.0)		(6.8)
Other assets	1,292,867	1,427,513	1,568,261	(9.4)		(17.6)
Total assets	$56,874,146	$52,156,913	$45,948,545	9.0%		23.8%

Liabilities and Stockholders’ Equity
Deposits	$49,547,136	$44,862,752	$38,686,958	10.4%		28.1%
Short-term borrowings	—	21,009	66,924	(100.0)		(100.0)
FHLB advances	653,035	652,612	646,336	0.1		1.0
Assets sold under repurchase agreements (“repurchase agreements”)	300,000	300,000	450,000	—		(33.3)
Long-term debt and finance lease liabilities	152,195	151,739	152,162	0.3		0.0
Operating lease liabilities	101,828	102,830	109,356	(1.0)		(6.9)
Accrued expenses and other liabilities	834,925	796,796	933,824	4.8		(10.6)
Total liabilities	51,589,119	46,887,738	41,045,560	10.0		25.7
Stockholders’ equity	5,285,027	5,269,175	4,902,985	0.3		7.8
Total liabilities and stockholders’ equity	$56,874,146	$52,156,913	$45,948,545	9.0%		23.8%

Book value per common share	$37.26	$37.22	$34.67	0.1%		7.5%
Tangible equity (1) per common share	$33.90	$33.85	$31.27	0.1		8.4
Number of common shares at period-end	141,843	141,565	141,435	0.2		0.3
Tangible equity to tangible assets ratio (1)	8.53%	9.27%	9.73%	(74)	bps	(120)	bps

(1)See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2021 % Change
	March 31, 2021	December 31, 2020	March 31, 2020	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$14,081,110	$13,631,726	$12,590,764	3.3%	11.8%
Commercial real estate (“CRE”):
CRE	11,563,034	11,174,611	10,682,242	3.5	8.2
Multifamily residential	3,066,515	3,033,998	2,902,601	1.1	5.6
Construction and land	459,254	599,692	606,209	(23.4)	(24.2)
Total CRE	15,088,803	14,808,301	14,191,052	1.9	6.3
Consumer:
Residential mortgage:
Single-family residential	8,524,287	8,185,953	7,403,723	4.1	15.1
Home equity lines of credit (“HELOCs”)	1,749,172	1,601,716	1,452,862	9.2	20.4
Total residential mortgage	10,273,459	9,787,669	8,856,585	5.0	16.0
Other consumer	145,376	163,259	254,992	(11.0)	(43.0)
Total loans HFI (2)	39,588,748	38,390,955	35,893,393	3.1	10.3
Loans HFS	—	1,788	1,594	(100.0)	(100.0)
Total loans (2)	39,588,748	38,392,743	35,894,987	3.1	10.3
Allowance for loan losses	(607,506)	(619,983)	(557,003)	(2.0)	9.1
Net loans (2)	$38,981,242	$37,772,760	$35,337,984	3.2	10.3

Deposits:
Noninterest-bearing demand	$18,919,298	$16,298,301	$11,833,397	16.1%	59.9%
Interest-bearing checking	7,005,693	6,142,193	5,467,508	14.1	28.1
Money market	12,218,957	10,740,667	9,302,246	13.8	31.4
Savings	2,604,355	2,681,242	2,117,274	(2.9)	23.0
Time deposits	8,798,833	9,000,349	9,966,533	(2.2)	(11.7)
Total deposits	$49,547,136	$44,862,752	$38,686,958	10.4%	28.1%

(1)Includes $2.07 billion and $1.57 billion of Paycheck Protection Program (“PPP”) loans as of March 31, 2021 and December 31, 2020, respectively.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(76.9) million, $(58.8) million, and $(50.3) million as of March 31, 2021, December 31, 2020, and March 31, 2020, respectively. Net origination fees related to PPP loans were $(34.3) million and $(12.7) million as of March 31, 2021 and December 31, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended				March 31, 2021 % Change
	March 31, 2021	December 31, 2020		March 31, 2020	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$381,386	$381,348		$449,190	0.0%	(15.1)%
Interest expense	27,691	34,767		86,483	(20.4)	(68.0)
Net interest income before provision for credit losses	353,695	346,581		362,707	2.1	(2.5)
Provision for credit losses	—	24,340		73,870	(100.0)	(100.0)
Net interest income after provision for credit losses	353,695	322,241		288,837	9.8	22.5
Noninterest income (2)	72,866	69,832		55,506	4.3	31.3
Noninterest expense (2)	191,077	178,651	(3)	180,333	7.0	6.0
Income before income taxes	235,484	213,422		164,010	10.3	43.6
Income tax expense	30,490	49,338		19,186	(38.2)	58.9
Net income	$204,994	$164,084		$144,824	24.9%	41.5%
Earnings per share (“EPS”)
- Basic	$1.45	$1.16		$1.00	24.9%	44.7%
- Diluted	$1.44	$1.15		$1.00	24.7	44.0
Weighted-average number of shares outstanding
- Basic	141,646	141,564		144,814	0.1%	(2.2)%
- Diluted	142,844	142,529		145,285	0.2	(1.7)

	Three Months Ended				March 31, 2021 % Change
	March 31, 2021	December 31, 2020		March 31, 2020	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$18,357	$18,387		$15,773	(0.2)%	16.4%
Deposit account fees	15,383	14,256		10,447	7.9	47.2
Interest rate contracts and other derivative income	16,997	12,967		7,073	31.1	140.3
Foreign exchange income	9,526	6,679		7,819	42.6	21.8
Wealth management fees	6,911	4,497		5,353	53.7	29.1
Net gains on sales of loans	1,781	3,058		950	(41.8)	87.5
Gains on sales of AFS debt securities	192	432		1,529	(55.6)	(87.4)
Other investment income (2)	925	3,989		3,378	(76.8)	(72.6)
Other income	2,794	5,567		3,184	(49.8)	(12.3)
Total noninterest income (2)	$72,866	$69,832		$55,506	4.3%	31.3%
Noninterest expense:
Compensation and employee benefits	$107,808	$105,400		$101,960	2.3%	5.7%
Occupancy and equipment expense	15,922	16,548		17,076	(3.8)	(6.8)
Deposit insurance premiums and regulatory assessments	3,876	3,995		3,427	(3.0)	13.1
Deposit account expense	3,892	3,501		3,563	11.2	9.2
Data processing	4,478	4,707		3,826	(4.9)	17.0
Computer software expense	7,159	7,027		6,166	1.9	16.1
Consulting expense	1,475	1,537		1,217	(4.0)	21.2
Legal expense	1,502	1,673		3,197	(10.2)	(53.0)
Other operating expense	19,607	22,000		21,119	(10.9)	(7.2)
Amortization of tax credit and other investments (2)	25,358	12,263	(3)	18,782	106.8	35.0
Total noninterest expense (2)	$191,077	$178,651	(3)	$180,333	7.0%	6.0%

(1)Includes $15.0 million and $14.2 million of interest income related to PPP loans for the three months ended March 31, 2021 and December 31, 2020, respectively.
(2)In the fourth quarter of 2020, the Company reclassified certain income/losses from equity method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior period amounts have been revised to conform with the current presentation.
(3)Includes $10.7 million in recoveries related to the Company’s investment in DC Solar for the three months ended December 31, 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended			March 31, 2021 % Change
	March 31, 2021	December 31, 2020	March 31, 2020	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$13,693,869	$13,332,194	$12,166,178	2.7%	12.6%
CRE:
CRE	11,325,679	11,067,392	10,485,683	2.3	8.0
Multifamily residential	3,042,079	3,051,472	2,889,844	(0.3)	5.3
Construction and land	549,337	588,665	641,079	(6.7)	(14.3)
Total CRE	14,917,095	14,707,529	14,016,606	1.4	6.4
Consumer:
Residential mortgage:
Single-family residential	8,315,052	7,990,035	7,257,367	4.1	14.6
HELOCs	1,666,233	1,558,781	1,442,450	6.9	15.5
Total residential mortgage	9,981,285	9,548,816	8,699,817	4.5	14.7
Other consumer	137,058	137,186	271,367	(0.1)	(49.5)
Total loans (2)	$38,729,307	$37,725,725	$35,153,968	2.7%	10.2%

Interest-earning assets	$52,852,045	$49,703,349	$42,362,531	6.3%	24.8%
Total assets	$55,594,283	$52,466,325	$44,755,509	6.0%	24.2%

Deposits:
Noninterest-bearing demand	$18,093,696	$16,311,010	$11,117,710	10.9%	62.7%
Interest-bearing checking	6,393,034	6,067,849	5,001,672	5.4	27.8
Money market	11,573,847	10,626,940	9,013,381	8.9	28.4
Savings	2,674,476	2,450,980	2,076,270	9.1	28.8
Time deposits	9,112,662	8,965,337	10,264,007	1.6	(11.2)
Total deposits	$47,847,715	$44,422,116	$37,473,040	7.7%	27.7%

Interest-bearing liabilities	$30,863,568	$29,666,559	$27,593,341	4.0%	11.9%
Stockholders’ equity	$5,338,098	$5,243,203	$5,022,005	1.8%	6.3%

(1)Includes average balances of PPP loans of $1.93 billion and $1.70 billion for the three months ended March 31, 2021 and December 31, 2020, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2021			December 31, 2020
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$6,117,799	$3,632	0.24%	$5,609,965		$4,458	0.32%
Resale agreements (2)	1,461,900	6,099	1.69%	1,257,826		4,955	1.57%
AFS debt securities	6,459,875	29,100	1.83%	5,029,820		22,914	1.81%
Loans (3)	38,729,307	342,008	3.58%	37,725,725		348,578	3.68%
FHLB and FRB stock	83,164	547	2.67%	80,013		443	2.20%
Total interest-earning assets	52,852,045	381,386	2.93%	49,703,349		381,348	3.05%

Noninterest-earning assets:
Cash and due from banks	580,277			580,989
Allowance for loan losses	(618,589)			(618,207)
Other assets	2,780,550			2,800,194
Total assets	$55,594,283			$52,466,325

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,393,034	$4,214	0.27%	$6,067,849		$4,218	0.28%
Money market deposits	11,573,847	4,711	0.17%	10,626,940		5,542	0.21%
Savings deposits	2,674,476	1,741	0.26%	2,450,980		1,655	0.27%
Time deposits	9,112,662	11,156	0.50%	8,965,337		16,727	0.74%
Federal funds purchased and other short-term borrowings	4,703	42	3.62%	47,500		276	2.31%
FHLB advances	652,758	3,069	1.91%	653,748		3,137	1.91%
Repurchase agreements (2)	300,000	1,978	2.67%	335,737		2,080	2.46%
Long-term debt and finance lease liabilities	152,088	780	2.08%	518,468	(4)	1,132	0.87%
Total interest-bearing liabilities	30,863,568	27,691	0.36%	29,666,559		34,767	0.47%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	18,093,696			16,311,010
Accrued expenses and other liabilities	1,298,921			1,245,553
Stockholders’ equity	5,338,098			5,243,203
Total liabilities and stockholders’ equity	$55,594,283			$52,466,325

Interest rate spread			2.57%				2.58%
Net interest income and net interest margin		$353,695	2.71%			$346,581	2.77%
Adjusted net interest income and adjusted net interest margin (5)		$338,678	2.70%			$332,701	2.76%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended March 31, 2021 and December 31, 2020.
(3)Includes loans HFS.
(4)Includes average balances of Federal Reserve Paycheck Protection Program Liquidity Facility ("PPPLF"), which was repaid in full during the fourth quarter of 2020.
(5)Net interest income and net interest margin for the three months ended March 31, 2021 and December 31, 2020 have been adjusted for the impact of PPP loans. Net interest margin for the three months ended December 31, 2020 has been adjusted for advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2021			March 31, 2020
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$6,117,799	$3,632	0.24%	$2,973,006	$11,108	1.50%
Resale agreements (2)	1,461,900	6,099	1.69%	882,142	5,625	2.56%
AFS debt securities	6,459,875	29,100	1.83%	3,274,740	20,142	2.47%
Loans (3)	38,729,307	342,008	3.58%	35,153,968	411,869	4.71%
FHLB and FRB stock	83,164	547	2.67%	78,675	446	2.28%
Total interest-earning assets	52,852,045	381,386	2.93%	42,362,531	449,190	4.26%

Noninterest-earning assets:
Cash and due from banks	580,277			510,512
Allowance for loan losses	(618,589)			(492,297)
Other assets	2,780,550			2,374,763
Total assets	$55,594,283			$44,755,509

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,393,034	$4,214	0.27%	$5,001,672	$10,246	0.82%
Money market deposits	11,573,847	4,711	0.17%	9,013,381	22,248	0.99%
Savings deposits	2,674,476	1,741	0.26%	2,076,270	1,817	0.35%
Time deposits	9,112,662	11,156	0.50%	10,264,007	42,092	1.65%
Federal funds purchased and other short-term borrowings	4,703	42	3.62%	59,978	556	3.73%
FHLB advances	652,758	3,069	1.91%	693,357	4,166	2.42%
Repurchase agreements (2)	300,000	1,978	2.67%	332,417	3,991	4.83%
Long-term debt and finance lease liabilities	152,088	780	2.08%	152,259	1,367	3.61%
Total interest-bearing liabilities	30,863,568	27,691	0.36%	27,593,341	86,483	1.26%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	18,093,696			11,117,710
Accrued expenses and other liabilities	1,298,921			1,022,453
Stockholders’ equity	5,338,098			5,022,005
Total liabilities and stockholders’ equity	$55,594,283			$44,755,509

Interest rate spread			2.57%			3.00%
Net interest income and net interest margin		$353,695	2.71%		$362,707	3.44%
Adjusted net interest income and adjusted net interest margin (4)		$338,678	2.70%		$362,707	3.44%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended March 31, 2021. Average balances of resale and repurchase agreements for the three months ended March 31, 2020 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 1.69% and 2.50% for the three months ended March 31, 2021 and 2020, respectively. The weighted-average interest rates of gross repurchase agreements were 2.67% and 4.10% for the three months ended March 31, 2021 and 2020, respectively.
(3)Includes loans HFS.
(4)Net interest income and net interest margin have been adjusted for the impact of PPP loans. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2021 Basis Point Change
	March 31, 2021	December 31, 2020	March 31, 2020	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.50%	1.24%	1.30%	26	bps	20	bps
Adjusted return on average assets (2)	1.50%	1.22%	1.30%	28		20
Return on average equity	15.57%	12.45%	11.60%	312		397
Adjusted return on average equity (2)	15.57%	12.26%	11.60%	331		397
Return on average tangible equity (2)	17.17%	13.77%	12.93%	340		424
Adjusted return on average tangible equity (2)	17.17%	13.56%	12.93%	361		424
Interest rate spread	2.57%	2.58%	3.00%	(1)		(43)
Net interest margin	2.71%	2.77%	3.44%	(6)		(73)
Adjusted net interest margin (2)	2.70%	2.76%	3.44%	(6)		(74)
Average loan yield	3.58%	3.68%	4.71%	(10)		(113)
Adjusted average loan yield (2)	3.60%	3.69%	4.71%	(9)		(111)
Yield on average interest-earning assets	2.93%	3.05%	4.26%	(12)		(133)
Average cost of interest-bearing deposits	0.30%	0.40%	1.17%	(10)		(87)
Average cost of deposits	0.18%	0.25%	0.82%	(7)		(64)
Average cost of funds	0.23%	0.30%	0.90%	(7)		(67)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.91%	1.90%	2.32%	1		(41)
Adjusted noninterest expense/average assets (2)	1.20%	1.26%	1.44%	(6)		(24)
Efficiency ratio	44.79%	42.90%	43.12%	189		167
Adjusted efficiency ratio (2)	38.68%	39.76%	38.40%	(108)	bps	28	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Tables 10, 11, 12 and 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8

		Three Months Ended March 31, 2021
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
Provision for (reversal of) credit losses on loans	(a)	3,839	(3,076)	398	(113)	1,048
Gross charge-offs		(8,436)	(7,283)	(179)	(1)	(15,899)
Gross recoveries		760	1,651	80	2	2,493
Total net (charge-offs) recoveries		(7,676)	(5,632)	(99)	1	(13,406)
Foreign currency translation adjustment		(119)	—	—	—	(119)
Allowance for loan losses, March 31, 2021		$394,084	$192,895	$18,509	$2,018	$607,506

		Three Months Ended December 31, 2020
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2020		$389,021	$201,018	$25,895	$2,318	$618,252
Provision for (reversal of) credit losses on loans	(a)	15,041	12,837	(7,848)	(184)	19,846
Gross charge-offs		(8,759)	(12,518)	—	(5)	(21,282)
Gross recoveries		2,033	266	163	1	2,463
Total net (charge-offs) recoveries		(6,726)	(12,252)	163	(4)	(18,819)
Foreign currency translation adjustment		704	—	—	—	704
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983

		Three Months Ended March 31, 2020
		Commercial		Consumer		Total
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2019		$238,376	$82,739	$33,792	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	54,168	(5,468)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$136,907	$28,324	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	60,618	14,198	2,112	(2,272)	74,656
Gross charge-offs		(11,977)	(954)	—	(26)	(12,957)
Gross recoveries		1,575	10,216	267	1	12,059
Total net (charge-offs) recoveries		(10,402)	9,262	267	(25)	(898)
Foreign currency translation adjustment		(200)	—	—	—	(200)
Allowance for loan losses, March 31, 2020		$362,629	$160,367	$30,703	$3,304	$557,003

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8 (continued)

		Three Months Ended
		March 31, 2021	December 31, 2020	March 31, 2020
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$33,577	$29,083	$11,158
Impact of ASU 2016-13 adoption		—	—	10,457
(Reversal of) provision for credit losses on unfunded credit commitments	(b)	(1,048)	4,494	(786)
Allowance for unfunded credit commitments, end of period (1)		$32,529	$33,577	$20,829

Provision for credit losses	(a)+(b)	$—	$24,340	$73,870

(1)Included in Accrued expense and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 9

Criticized Loans	March 31, 2021	December 31, 2020	March 31, 2020
Special mention loans	504,226	564,555	551,643
Classified loans	712,693	652,880	455,085
Total criticized loans	$1,216,919	$1,217,435	$1,006,728

Nonperforming Assets	March 31, 2021	December 31, 2020	March 31, 2020
Nonaccrual loans:
Commercial:
C&I	$125,536	$133,939	$89,079
Total CRE	74,727	50,214	7,101
Consumer:
Total residential mortgage	29,173	28,510	27,982
Other consumer	2,526	2,491	2,506
Total nonaccrual loans	231,962	215,154	126,668
Other real estate owned, net	15,824	15,824	19,504
Other nonperforming assets	10,360	3,890	4,758
Total nonperforming assets	$258,146	$234,868	$150,930

Credit Quality Ratios	March 31, 2021	December 31, 2020	March 31, 2020
Annualized quarterly net charge-offs to average loans HFI	0.14%	0.20%	0.01%
Special mention loans to loans HFI	1.27%	1.47%	1.54%
Classified loans to loans HFI	1.80%	1.70%	1.27%
Criticized loans to loans HFI	3.07%	3.17%	2.80%
Nonperforming assets to total assets	0.45%	0.45%	0.33%
Nonaccrual loans to loans HFI	0.59%	0.56%	0.35%
Allowance for loan losses to loans HFI	1.53%	1.61%	1.55%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 10
During the fourth quarter of 2020, the Company recorded $10.7 million in pre-tax recovery and $5.1 million in uncertain tax position related to the Company’s investment in DC Solar. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		March 31, 2021	December 31, 2020	March 31, 2020
Net income	(a)	$204,994	$164,084	$144,824
Adjustments related to DC Solar
Less: Recoveries (1)		—	(10,739)	—
Tax effect of recoveries (2)		—	3,047	—
Add: Uncertain tax position recorded in income tax expense		—	5,127	—
Adjusted net income	(b)	$204,994	$161,519	$144,824
Diluted weighted-average number of shares outstanding		142,844	142,529	145,285
Diluted EPS		$1.44	$1.15	$1.00
Adjustments related to DC Solar
Recoveries, net of tax		—	(0.06)	—
Uncertain tax position recorded in income tax expense		—	0.04	—
Adjusted diluted EPS		$1.44	$1.13	$1.00
Average total assets	(c)	$55,594,283	$52,466,325	$44,755,509
Average stockholders’ equity	(d)	$5,338,098	$5,243,203	$5,022,005
Return on average assets (3)	(a)/(c)	1.50%	1.24%	1.30%
Adjusted return on average assets (3)	(b)/(c)	1.50%	1.22%	1.30%
Return on average equity (3)	(a)/(d)	15.57%	12.45%	11.60%
Adjusted return on average equity (3)	(b)/(d)	15.57%	12.26%	11.60%

(1)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(2)Applied statutory tax rate of 28.37% for the three months ended December 31, 2020.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		March 31, 2021	December 31, 2020	March 31, 2020
Net interest income before provision for credit losses	(a)	$353,695	$346,581	$362,707
Total noninterest income (1)		72,866	69,832	55,506
Total revenue	(b)	$426,561	$416,413	$418,213

Total noninterest expense (1)	(c)	$191,077	$178,651	$180,333
Less: Amortization of tax credit and other investments (1)		(25,358)	(12,263)	(18,782)
Amortization of core deposit intangibles		(732)	(823)	(953)
Adjusted noninterest expense	(d)	$164,987	$165,565	$160,598
Efficiency ratio	(c)/(b)	44.79%	42.90%	43.12%
Adjusted efficiency ratio	(d)/(b)	38.68%	39.76%	38.40%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$261,574	$250,848	$257,615
Average total assets	(f)	$55,594,283	$52,466,325	$44,755,509
Adjusted pre-tax, pre-provision profitability ratio (2)	(e)/(f)	1.91%	1.90%	2.32%
Adjusted noninterest expense/average assets (2)	(d)/(f)	1.20%	1.26%	1.44%

(1)In the fourth quarter of 2020, the Company reclassified certain income/losses from equity-method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2021	December 31, 2020	March 31, 2020
Stockholders’ equity	(a)	$5,285,027	$5,269,175	$4,902,985
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(11,151)	(11,899)	(14,769)
Tangible equity	(b)	$4,808,179	$4,791,579	$4,422,519

Total assets	(c)	$56,874,146	$52,156,913	$45,948,545
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(11,151)	(11,899)	(14,769)
Tangible assets	(d)	$56,397,298	$51,679,317	$45,468,079
Total stockholders’ equity to total assets ratio	(a)/(c)	9.29%	10.10%	10.67%
Tangible equity to tangible assets ratio	(b)/(d)	8.53%	9.27%	9.73%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, recoveries and uncertain tax position related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2021	December 31, 2020	March 31, 2020
Net Income		$204,994	$164,084	$144,824
Add: Amortization of core deposit intangibles		732	823	953
Amortization of mortgage servicing assets		414	428	584
Tax effect of amortization adjustments (2)		(325)	(355)	(436)
Tangible net income	(e)	$205,815	$164,980	$145,925
Adjustments related to DC Solar
Less: Recoveries (3)		—	(10,739)	—
Tax effects of adjustments (2)		—	3,047	—
Add: Uncertain tax position recorded in income tax expense		—	5,127	—
Adjusted tangible net income	(f)	$205,815	$162,415	$145,925

Average stockholders’ equity		$5,338,098	$5,243,203	$5,022,005
Less: Average goodwill		(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(11,594)	(12,182)	(15,588)
Average tangible equity	(g)	$4,860,807	$4,765,324	$4,540,720
Return on average tangible equity (4)	(e)/(g)	17.17%	13.77%	12.93%
Adjusted return on average tangible equity (4)	(f)/(g)	17.17%	13.56%	12.93%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rates of 28.37% for the three months ended March 31, 2021 and December 31, 2020, and 28.35% for the three months ended March 31, 2020.
(3)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(4)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA’s PPP in response to the Consolidated Appropriations Act signed by the President on December 27, 2020. These loans are included in the Company’s C&I portfolio, have an interest rate of one percent, and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.
Adjusted loan yield and adjusted net interest margin for the three months ended March 31, 2021 and December 31, 2020 exclude the impact of PPP loans. Net interest margin for the three months ended December 31, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

		Three Months Ended
Yield on Average Loans		March 31, 2021	December 31, 2020	March 31, 2020
Interest income on loans	(a)	$342,008	$348,578	$411,869
Less: Interest income on PPP loans		(15,017)	(14,204)	—
Adjusted interest income on loans	(b)	$326,991	$334,374	$411,869

Average loans	(c)	$38,729,307	$37,725,725	$35,153,968
Less: Average PPP loans		(1,931,071)	(1,704,608)	—
Adjusted average loans	(d)	$36,798,236	$36,021,117	$35,153,968

Average loan yield (1)	(a)/(c)	3.58%	3.68%	4.71%
Adjusted average loan yield (1)	(b)/(d)	3.60%	3.69%	4.71%

Net Interest Margin
Net interest income	(e)	$353,695	$346,581	$362,707
Less: Interest income on PPP loans		(15,017)	(14,204)	—
Add: Interest expense on advances from the PPPLF		—	324	—
Adjusted net interest income	(f)	$338,678	$332,701	$362,707

Average interest-earning assets	(g)	$52,852,045	$49,703,349	$42,362,531
Less: Average PPP loans		(1,931,071)	(1,704,608)	—
Adjusted average interest-earning assets	(h)	$50,920,974	$47,998,741	$42,362,531

Net interest margin (1)	(e)/(g)	2.71%	2.77%	3.44%
Adjusted net interest margin (1)	(f)/(h)	2.70%	2.76%	3.44%

(1)Annualized.